As filed with the Securities and Exchange Commission on September 7, 2011.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

H.J. Heinz Company

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	25-0542520
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1 PPG Place, Suite 3100

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Theodore N. Bobby

Executive Vice President and General Counsel

1 PPG Place, Suite 3100

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Kaplan

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities
Warrants
Purchase Contracts
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

H.J. Heinz Company

Debt Securities, Warrants, Purchase Contracts and Units

We may offer from time to time debt securities, warrants, purchase contracts or units. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings.

We will provide the specific terms of the securities in supplements to this prospectus.

We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe the specific terms of these securities, before you make your investment decision.

Investing in these securities involves certain risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2011

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “Heinz,” “the Company,” “we,” “us” and “our” refer to H.J. Heinz Company and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

H.J. HEINZ COMPANY

H.J. Heinz Company was incorporated in Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name which had developed from a food business founded in 1869 in Sharpsburg, Pennsylvania by Henry J. Heinz. Heinz manufactures and markets an extensive line of food products throughout the world. The Company’s principal products include ketchup, condiments and sauces, frozen food, soups, beans and pasta meals, infant nutrition and other food products.

The Company’s products are manufactured and packaged to provide safe, wholesome foods for consumers, as well as foodservice and institutional customers. Many products are prepared from recipes developed in the Company’s research laboratories and experimental kitchens. Ingredients are carefully selected, inspected and passed on to modern factory kitchens where they are processed, after which the intermediate product is filled automatically into containers of glass, metal, plastic, paper or fiberboard, which are then sealed. Products are prepared by sterilization, blending, fermentation, pasteurization, homogenization, chilling, freezing, pickling, drying, freeze drying, baking or extruding, then labeled and cased for market. Quality assurance procedures are designed for each product and process and applied for quality and compliance with applicable laws.

The Company manufactures (and contracts for the manufacture of) its products from a wide variety of raw food materials. Pre-season contracts are made with farmers for certain raw materials such as a portion of the Company’s requirements of tomatoes, cucumbers, potatoes, onions and some other fruits and vegetables. Ingredients, such as dairy products, meat, sugar and other sweeteners, including high fructose corn syrup, spices, flour and fruits and vegetables are purchased from approved suppliers.

Heinz’s principal executive offices are located at 1 PPG Place, Suite 3100, Pittsburgh, Pennsylvania 15222 and our telephone number at that address is (412) 456-5700. We maintain a website at www.heinz.com. Information contained in or accessed through our website does not constitute a part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Three months ended	Fiscal years ended
	July 27, 2011	April 27, 2011 (52 weeks)	April 28, 2010 (52 weeks)	April 29, 2009 (52 weeks)	April 30, 2008 (52 weeks)	May 2, 2007 (52 weeks)
Ratio of earnings to fixed charges	4.68	5.37	4.72	4.47	4.06	4.03

The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding income from continuing operations before income taxes, interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), the interest component of rental expense and the amortization of capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that Heinz may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered and the extent, if any, to which such general provisions may apply to such offered debt securities will be described in the prospectus supplement relating to such offered debt securities. In this section, the term “Company” refers to H.J. Heinz Company and not to any of its subsidiaries.

The debt securities are to be issued under an Indenture (the “Indenture”), dated as of July 15, 2008, between the Company and Union Bank, N.A. (f/k/a Union Bank of California, N.A.), as Trustee (the “Trustee”), which is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain general provisions of the Indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions in the Indenture are referred to herein, such provisions are incorporated by reference herein. Unless otherwise defined herein, all capitalized terms in this section have the definitions ascribed to such terms in the Indenture, which definitions are incorporated by reference herein. The terms of any supplemental indenture entered into in connection with a particular issuance of debt securities will be described in the prospectus supplement relating to such offered debt securities.

References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

General

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities will be unsecured and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The Indenture does not limit the amount of other indebtedness or securities, other than certain secured indebtedness as described below, that may be issued by the Company.

Debt securities of a series will be issued in registered form (“Securities”) as specified in the terms of the series. Debt securities of a series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a depository or its nominee and, in such case, beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Reference is made to the prospectus supplement relating to the particular series of debt securities offered thereby for the terms of the offered debt securities, including:

•	the title of the debt securities;

•	the aggregate principal amount;

•	the issue price expressed as a percentage of the aggregate principal amount;

•	the date or dates of maturity or the method of determination thereof;

•	the interest rate (which may be fixed or floating) per annum or the method by which such interest rate will be determined;

•	the dates any interest will commence accruing and be payable and the record dates for any interest payments;

•	the place or places where principal and any interest or premium will be paid;

•	any optional or mandatory sinking fund or analogous provisions;

•	the dates and redemption prices relating to any optional or mandatory redemption and other terms and provisions of any optional or mandatory redemptions;

•	the denominations of the debt securities if other than denominations of $2,000 and any higher integral multiples of $1,000;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount payable on declaration of acceleration of maturity or provable in bankruptcy, if other than the principal amount;

•	any events of default, if not set forth in the Indenture;

•	the currency or currencies, including composite currencies, of payment of the principal of (and premium, if any) and interest (if any) if other than the currency of the United States of America;

•

if the principal (and premium, if any) or interest, if any, are to be payable, at the election of the Company or any holder thereof, in a currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions on which, such election may be made;

•

if the debt securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of the debt securities as outstanding securities under the Indenture;

•

if the amount of payments of principal of (and premium, if any), or portions thereof, or interest may be determined with reference to an index, formula or other method, the manner of determining such amounts;

•

whether the offered debt securities will be issued in whole or in part in the form of one or more Global Securities and, if so, the method of transferring beneficial interest in such Global Security or Global Securities;

•	the application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and related conditions;

•	any additional restrictive covenants or other material terms relating thereto which may not be inconsistent with the Indenture; and

•	any applicable material United States federal income tax consequences.

Reference is also made to the prospectus supplement relating to the particular series of debt securities offered thereby for information with respect to warrants to purchase such offered debt securities, if any.

Unless otherwise indicated in the prospectus supplement relating thereto, principal (and premium, if any) will be payable and the Securities will be transferable at the corporate trust office of the Trustee in New York, New York. Unless other arrangements are made, interest, if any, will be paid by checks mailed to the holders of

Securities at their registered addresses. No service charge will be made for any transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material United States federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

The Company may at any time purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by the Company may, at its sole option, be held, resold or surrendered to the Trustee for cancellation.

Highly Leveraged Transactions

Except as described below and unless otherwise described in a prospectus supplement relating to any offered debt securities, there are no covenants or provisions contained in the Indenture which may afford the holders of offered debt securities direct protection in the event of a highly leveraged transaction involving the Company.

Certain Definitions

“Capital Stock,” as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Consolidated Net Assets” means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included for the purposes of the definition of Consolidated Net Assets both as an asset and as Funded Debt at the amount so capitalized).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing or processing plant or warehouse owned at the date of the Indenture or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States), (ii) any property which in the opinion of the board of directors is not of material importance to the total business conducted by the Company as an entirety, or (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

“Restricted Subsidiary” means a Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (ii) which owns a Principal Property.

“Subsidiary” means any corporation more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries.

“Voting Stock” means Capital Stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

Restrictions on Secured Debt

If the Company or any Restricted Subsidiary shall after the date of the Indenture incur, issue, assume or guarantee any loans, or any notes, bonds, debentures or other similar evidence of indebtedness for money borrowed (“Debt”) secured by a mortgage, pledge or lien (“Mortgage”) on any Principal Property of the Company or any Restricted Subsidiary, or on any share of Capital Stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure the debt securities, other than any series of debt securities established by or pursuant to a board resolution or in one or more supplemental indentures which specifically provide otherwise, equally and ratably with (or, at the Company’s option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt would not exceed 10% of Consolidated Net Assets.

The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by (1) Mortgages on property of, or on any shares of Capital Stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (2) Mortgages in favor of the Company or any Restricted Subsidiary; (3) Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute; (4) Mortgages on property, shares of Capital Stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Debt incurred prior to, at the time of, or within 360 days after the later of the acquisition of such property, shares of Capital Stock or Debt or the completion of construction for the purpose of financing all or any part of the purchase price thereof or construction thereon; (5) Mortgages securing obligations issued by a State, territory or possession of the United States, any political subdivision of any of the foregoing, or the District of Columbia, or any instrumentality of any of the foregoing to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code (or any successor to such provision or any other similar statute of the United States) as in effect at the time of the issuance of such obligations; (6) Mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith; (7) any Mortgage arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license; (8) Mortgages for taxes, assessments or governmental charges or levies not yet delinquent, or mortgages for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith; (9) Mortgages (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; (10) Mortgages existing at the date of the Indenture; and (11) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any mortgage referred to in the foregoing clauses (1) to (10), inclusive; provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or part of the same property, shares of Capital Stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Merger and Consolidation

The Company covenants that it will not merge or sell, convey, transfer or lease all or substantially all of its assets unless the Company is the surviving corporation or the successor Person is a Person organized under the laws of the United States (including any state thereof and the District of Columbia) which expressly assumes the Company’s obligations on all the debt securities and under the Indenture and, after giving effect to such transaction, the Company or the successor Person would not be in default under the Indenture.

Events of Default

The Indenture defines “Events of Default” with respect to the debt securities of any series as being one of the following events: (i) default in the payment of any installment of interest on that series for 30 days after becoming due; (ii) default in the payment of principal of (or premium, if any, on) that series when due; (iii) default in the deposit of any sinking fund payment when due; (iv) default in the performance or breach of any other covenant or warranty in the debt securities of that series or the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of debt securities other than that series) for 90 days after notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the debt securities; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company; and (vi) any other Event of Default provided with respect to debt securities of that series. If an Event of Default shall occur and be continuing with respect to the debt securities of any series, either the Trustee or the holders of at least 25% in principal amount of the debt securities then outstanding of that series may declare the principal (or such portion thereof as may be specified in the prospectus supplement relating to such series) of the debt securities of such series to be due and payable. Under certain conditions, such a declaration may be annulled. Notwithstanding the foregoing, if an Event of Default pursuant to (v) above occurs with respect to the Company, the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the debt securities shall become and be immediately due and payable without further action or notice on the part of the Trustee or any holder.

The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default known to it, give the holders of debt securities notice of all uncured defaults known to it (the term “default” to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities.

The Company will be required to furnish to the Trustee annually a statement by an officer of the Company stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions under the Indenture and, if the Company is in default, specifying each such default.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of debt securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture

With certain exceptions, the Indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would (i) reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or the other terms of payment thereof, or (ii) reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults.

Defeasance and Discharge

The Indenture provides that the Company may elect, with respect to the debt securities of any series, either:

(i) to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange or debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities and certain obligations owed to the Trustee); or

(ii) to be released from its obligations with respect to such debt securities under Section 10.04 of the Indenture (being the restrictions described above under “Restrictions on Secured Debt”)

in either case on the 91st day after the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be counsel to the Company) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the Indenture or a ruling published by the U.S. Internal Revenue Service after the date of the Indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the state of New York.

Concerning the Trustee

Union Bank, N.A. (f/k/a Union Bank of California, N.A.) is the Trustee under the Indenture and has been appointed by the Company as initial Security Registrar with regard to the debt securities. The Company currently does, and from time to time in the future may, maintain lines of credit and have customary banking relationships with the Trustee and its affiliates. In addition, the Trustee may serve as trustee for other debt securities issued by the Company from time to time.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the Indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Heinz, the trustees, the warrant agents, the unit agents or any other agent of Heinz, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Heinz may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Heinz, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Heinz at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Heinz to indemnification by Heinz against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Heinz and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

Heinz files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy this information at the following location of the Securities and Exchange Commission:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like Heinz who file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

The Securities and Exchange Commission allows Heinz to “incorporate by reference” information into this document. This means that Heinz can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that Heinz makes with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed), until all the securities offered under this prospectus are sold.

H.J. Heinz Company Securities and Exchange Commission Filings	Period or date filed
Annual Report on Form 10-K	Fiscal year ended April 27, 2011
Quarterly Report on Form 10-Q	Filed on August 26, 2011
Current Reports on Form 8-K	Filed on May 26, 2011 (Item 2.05 only) Filed on July 7, 2011 Filed on September 2, 2011

Documents incorporated by reference are available from the Securities and Exchange Commission as described above or from Heinz without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

H.J. Heinz Company

1 PPG Place, Suite 3100

Pittsburgh, Pennsylvania,

Attention: Corporate Affairs Department

Telephone: (412) 456-5700

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and Heinz’s financial statements and other documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	sales, volume, earnings, or cash flow growth,

•	general economic, political, and industry conditions, including those that could impact consumer spending,

•	competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs,

•	competition from lower-priced private label brands,

•

increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability,

•	the ability to identify and anticipate and respond through innovation to consumer trends,

•	the need for product recalls,

•	the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers,

•	currency valuations and devaluations and interest rate fluctuations,

•	changes in credit ratings, leverage, and economic conditions, and the impact of these factors on our cost of borrowing and access to capital markets,

•

our ability to effectuate our strategy, including our continued evaluation of potential opportunities, such as strategic acquisitions, joint ventures, divestitures and other initiatives, our ability to identify, finance and complete these transactions and other initiatives, and our ability to realize anticipated benefits from them,

•	the ability to successfully complete cost reduction programs and increase productivity,

•	the ability to effectively integrate acquired businesses,

•	new products, packaging innovations, and product mix,

•	the effectiveness of advertising, marketing, and promotional programs,

•	supply chain efficiency,

•	cash flow initiatives,

•	risks inherent in litigation, including tax litigation,

•

the ability to further penetrate and grow and the risk of doing business in international markets, particularly our emerging markets, economic or political instability in those markets, strikes, nationalization, and the performance of business in hyperinflationary environments, in each case, such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe,

•	changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws,

•	the success of tax planning strategies,

•	the possibility of increased pension expense and contributions and other people-related costs,

•	the potential adverse impact of natural disasters, such as flooding and crop failures, and the potential impact of climate change,

•	the ability to implement new information systems, potential disruptions due to failures in information technology systems, and risks associated with social media,

•

with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and

•	other factors as described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K and Form 10-Q incorporated by reference herein.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

VALIDITY OF THE SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended April 27, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$	*
Transfer agent and trustee fees and expenses	$	**
Printing	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Not presently known.

Item 15.     Indemnification of directors and officers

The Company provides in Article 6 of its Third Amended and Restated Articles of Incorporation and Article VII of its By-Laws for the limitation of the liability of the Company’s directors to the maximum extent permitted under Pennsylvania law from time to time in effect. These provisions were approved by the Company’s shareholders on September 9, 1987 and were adopted as a result of the passage of the Directors’ Liability Act (an amendment to the Pennsylvania Judicial Code), which became effective on January 27, 1987 (the “Act”). The Act permitted Pennsylvania corporations to eliminate, subject to shareholder approval of a provision in a corporation’s by-laws, the personal liability (including liability to the corporation or to its shareholders) of directors for monetary damages for a breach of, or a failure to perform, their duties as directors, except to the extent their acts or omissions constitute self-dealing, willful misconduct or recklessness. The Act did not apply, however, to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or Federal law.

In addition, the Company provides in Article 6 of its Third Amended and Restated Articles of Incorporation and Article VIII of its By-Laws for the indemnification of the Company’s directors, officers and others who may be later designated by the board of directors of the Company to the maximum extent permitted under Pennsylvania law from time to time in effect with respect to proceedings based on acts or omissions on or after January 27, 1987. These provisions were also adopted in response to the Act, which provided that directors, officers and other persons designated by the directors may be indemnified against liabilities and expenses incurred in the performance of their duties subject to the limitation that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct or recklessness. The Act has been repealed and provisions comparable to those contained in the Act are now set forth in Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”). Given that the aforementioned provisions relating to indemnification incorporate the full extent of indemnification permitted under Pennsylvania law as from time to time in effect, such provisions would implement automatically any future changes in the law which expand the scope of permissible indemnification of the Company’s directors and officers. However, any amendment or repeal of these provisions would not limit the rights of directors or officers to be indemnified with respect to acts or omissions which occurred prior to any such change.

In connection with the adoption of Article VIII of the By-Laws relating to indemnification, the Company retained Article IX (formerly Article VII) of its By-Laws, which provides for the indemnification of its present and former directors, officers, and managerial employees to the fullest extent permitted by and in accordance with the standards and procedures provided under Subchapter D of Chapter 17 of the BCL unless such persons have received the benefits of indemnification under Article VIII of the Company’s By-Laws. Subchapter D of the BCL sets forth comprehensive indemnification provisions authorizing corporations to indemnify present and former directors, officers, employees and agents against liabilities incurred in connection with their service in such capacities. Under these sections of the BCL, such persons could be indemnified only if (i) the director or officer was successful on the merits of the suit or proceeding in respect of which indemnification was sought, (ii) indemnification was ordered by a court, or (iii) a determination was made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, by independent legal counsel or by the shareholders of the Company that the director or officer has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The Company is also authorized under Pennsylvania law, including the BCL, its Third Amended and Restated Articles of Incorporation (Article 6) and its By-Laws (Article VIII and Article IX) to purchase insurance against such liabilities, whether or not the Company would have the power to indemnify such person against such liability by law or under the provisions of the Company’s Articles of Incorporation or By-Laws. The Company has obtained directors’ and officers’ insurance against loss, within certain policy limits, arising from any claim made against the Company’s directors and officers by reason of any wrongful act, as defined in such insurance policies, in their respective capacities as directors or officers or as fiduciaries under certain of the Company’s employee benefit plans.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1	Third Amended and Restated Articles of Incorporation of H. J. Heinz Company, dated August 21, 2008 (incorporated by reference to Exhibit 3(i) of H.J. Heinz Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 30, 2008)
3.2	The Company’s By-Laws, as amended effective August 12, 2009 (incorporated herein by reference to Exhibit 3(ii) of H.J. Heinz Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2009)
4.1	Indenture among H. J. Heinz Company and Union Bank of California, N.A. dated as of July 15, 2008 (incorporated herein by reference to Exhibit 4(d) of H.J. Heinz Company’s Annual Report on Form 10-K for the fiscal year period April 29, 2009)
4.3	Form of Security (included in Exhibit 4.1)
4.4*	Form of Warrant Agreement
4.5*	Form of Warrant Certificate
4.6*	Form of Purchase Contract Agreement
4.7*	Form of Purchase Contract
4.8*	Form of Unit Agreement
4.9*	Form of Unit Certificate
5.1	Opinion of Davis Polk & Wardwell LLP
12.1	Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of H.J. Heinz Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2011)

Exhibit No.	Document
12.2	Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of H.J. Heinz Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 27, 2011)
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (pursuant to which this document has been signed on behalf of certain officers and directors of Heinz)
25.1	Statement of Eligibility of Union Bank of California, N.A. on Form T-1 for Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17.     Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Pennsylvania, on September 7, 2011.

H.J. Heinz & Company

By:	/s/ Arthur B. Winkleblack
	Name:	Arthur B. Winkleblack
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title
* William R. Johnson	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Arthur B. Winkleblack Arthur B. Winkleblack	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Edward J. McMenamin	Senior Vice President-Finance (Principal Accounting Officer)

* William R. Johnson	Director

* Charles E. Bunch	Director

* Leonard S. Coleman, Jr.	Director

* John G. Drosdick	Director

* Edith E. Holiday	Director

* Candace Kendle	Director

* Dean R. O’Hare	Director

* Nelson Peltz	Director

* Dennis H. Reilley	Director

Signature	Title
* Lynn C. Swann	Director

* Thomas J. Usher	Director

* Michael F. Weinstein	Director

*	Arthur B. Winkleblack hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on September 7, 2011 pursuant to a power of attorney filed herewith.

By:	/s/ Arthur B. Winkleblack
Attorney-in-fact

Dated September 7, 2011

Exhibit index

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1	Third Amended and Restated Articles of Incorporation of H. J. Heinz Company, dated August 21, 2008 (incorporated by reference to Exhibit 3(i) of H.J. Heinz Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 30, 2008)
3.2	The Company’s By-Laws, as amended effective August 12, 2009 (incorporated herein by reference to Exhibit 3(ii) of H.J. Heinz Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2009)
4.1	Indenture among H. J. Heinz Company and Union Bank of California, N.A. dated as of July 15, 2008 (incorporated herein by reference to Exhibit 4(d) of H.J. Heinz Company’s Annual Report on Form 10-K for the fiscal year period April 29, 2009)
4.3	Form of Security (included in Exhibit 4.1)
4.4*	Form of Warrant Agreement
4.5*	Form of Warrant Certificate
4.6*	Form of Purchase Contract Agreement
4.7*	Form of Purchase Contract
4.8*	Form of Unit Agreement
4.9*	Form of Unit Certificate
5.1	Opinion of Davis Polk & Wardwell LLP
12.1	Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of H.J. Heinz Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2011)
12.2	Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of H.J. Heinz Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 27, 2011)
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (pursuant to which this document has been signed on behalf of certain officers and directors of Heinz)
25.1	Statement of Eligibility of Union Bank of California, N.A. on Form T-1 for Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.